As filed with the Securities and Exchange Commission on September 17, 2002

Registration No. 333-44900

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 8 TO
FORM S-11
REGISTRATION STATEMENT
Under
The Securities Act of 1933

WELLS REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in governing instruments)

6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
(770) 449-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Donald Kennicott, Esq.
Michael K. Rafter, Esq.
Holland & Knight LLP
One Atlantic Center, Suite 2000
1201 West Peachtree Street, N.W.
Atlanta, Georgia 30309-3400
(404) 817-8500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Agent for Service)

Maryland	58-2328421
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

Deregistration of Shares

Wells Real Estate Investment Trust, Inc. (the “Registrant”) filed a Registration Statement on Form S-11 (Commission File No. 333-44900) (the “Registration Statement”), which the Securities and Exchange Commission declared effective on December 20, 2000, pursuant to which the Registrant registered 135,000,000 shares of its common stock, of which 125,000,000 shares were offered to the public on a “best efforts” basis, and 10,000,000 shares were offered pursuant to the dividend reinvestment plan. An additional 5,000,000 warrants and shares underlying such warrants were registered for issuance to participating broker-dealers upon their exercise of soliciting dealer warrants.

As of July 26, 2002, the Registrant had sold a total of 128,297,687 shares pursuant to the Registration Statement, including 123,942,618 shares sold to the public and 4,355,069 shares sold pursuant to the dividend reinvestment plan. The Registrant terminated the offering of the shares covered by this Registration Statement effective as of July 26, 2002, and hereby deregisters the remaining 6,702,313 shares which were previously registered under the Registration Statement and remained unsold as of July 26, 2002.

In addition, as of July 26, 2002, the Registrant had issued a total of 4,728,948 soliciting dealer warrants. The Registrant hereby deregisters the remaining 271,052 soliciting dealer warrants and 271,052 shares underlying such warrants.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 30th day of August, 2002.

WELLS REAL ESTATE INVESTMENT TRUST, INC. A Maryland corporation (Registrant)

By:	/s/ LEO F. WELLS, III
Leo F. Wells, III, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to Registration Statement has been signed below on August 30, 2002 by the following persons in the capacities indicated.

Name	Title

/S/ LEO F. WELLS, III Leo F. Wells, III	President and Director (Principal Executive Officer)

/S/ DOUGLAS P. WILLIAMS Douglas P. Williams	Executive Vice President and Director (Principal Financial and Accounting Officer)

/S/ JOHN L. BELL* John L. Bell (By Douglas P. Williams, as Attorney-in-fact)	Director

/S/ MICHAEL R. BUCHANAN** Michael R. Buchanan (By Douglas P. Williams, as Attorney-in-fact)	Director

/S/ RICHARD W. CARPENTER* Richard W. Carpenter (By Douglas P. Williams, as Attorney-in-fact)	Director

/S/ BUD CARTER* Bud Carter (By Douglas P. Williams, as Attorney-in-fact)	Director

/S/ WILLIAM H. KEOGLER, JR.* William H. Keogler, Jr. (By Douglas P. Williams, as Attorney-in-fact)	Director

/S/ DONALD S. MOSS* Donald S. Moss (By Douglas P. Williams, as Attorney-in-fact)	Director

/S/ WALTER W. SESSOMS* Walter W. Sessoms (By Douglas P. Williams, as Attorney-in-fact)	Director

/S/ NEIL H. STRICKLAND* Neil H. Strickland (By Douglas P. Williams, as Attorney-in-fact)	Director
*	By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated October 31, 2001 and included as Exhibit 24.1 herein.
**	By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated July 10, 2002 and included as Exhibit 24.2 herein.

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney, filed herewith

24.2	Power of Attorney, filed herewith